Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q1 2024 Earnings

Oklahoma City, April 12, 2024 – Bank7 Corp. (NASDAQ: BSVN) ("the Company"), the parent company of Oklahoma City-based Bank7 (the "Bank"), today reported unaudited results for the quarter ended March 31, 2024.  “We are pleased with the strength of our core earnings, as evidenced by our pre-tax, pre-provision earnings (PPE).  The Company’s continued ability to exceed historical PPE is a function of our position in dynamic geographic markets, our long-term and broad-based deposit relationships, our debt-free and liquid balance sheet, and our disciplined approach to cost controls. Further, the Company’s credit quality remains a point of strength with minimal exposure to office and retail commercial real estate,” said Thomas L. Travis, President and CEO of the Company.”

For the three months ended March 31, 2024 compared to the three months ended March 31, 2023:

-	Net income of $11.3 million compared to $9.6 million, an increase of 17.50%
-	Earnings per share of $1.21 compared to $1.04, an increase of 16.35%
-	Total assets of $1.8 billion compared to $1.7 billion, an increase of 6.89%
-	Total loans of $1.4 billion compared to $1.3 billion, an increase of 7.39%
-	PPE of $14.9 million compared to $13.0 million, an increase of 14.22%
-	Total interest income of $33.3 million compared to $27.4 million, an increase of 21.57%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On March 31, 2024, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 10.10%, 12.11%, and 13.36%, respectively.  On March 31, 2024, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 10.11%, 12.11%, and 13.36%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings (“PPE”).  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	Mar 31, 2024	Mar 31, 2023
Calculation of Pre-Provision Pre-Tax Earnings ("PPE")	(Dollars in thousands)
Net Income	$3,595	$2,947
Income Tax Expense	14,883	12,554
Pre-tax net income	14,883	12,554
Add back: Provision for credit losses	-	1
Add back: (Gain)Loss on sales/calls of AFS debt securities	14,883	13,030
Pre-provision pre-tax earnings	14,883	13,030

Bank7 Corp.
Consolidated Balance Sheets

Assets	March 31, 2024 (unaudited)	December 31, 2023

Cash and due from banks	$193,218	$181,042
Interest-bearing time deposits in other banks	17,181	17,679
Available-for-sale debt securities	151,872	169,487
Loans, net of allowance for credit losses of $19,696 and $19,691 at March 31, 2024 and December 31, 2023, respectively	1,354,195	1,341,148
Loans held for sale, at fair value	-	718
Premises and equipment, net	15,376	14,942
Nonmarketable equity securities	1,278	1,283
Core deposit intangibles	970	1,031
Goodwill	8,458	8,458
Interest receivable and other assets	32,435	35,878

Total assets	$1,774,983	$1,771,666

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$452,326	$482,349
Interest-bearing	1,127,846	1,109,042

Total deposits	1,580,172	1,591,391

Income taxes payable	3,946	302
Interest payable and other liabilities	10,483	9,647

Total liabilities	1,594,601	1,601,340

Shareholders’ equity

Common stock, $0.01 par value; 50,000,000 shares authorized; share issued and outstanding: 9,238,206 and 9,197,696 at March 31, 2024 and December 31, 2023, respectively	92	92

Additional paid-in capital	97,669	97,417
Retained earnings	88,310	78,962
Accumulated other comprehensive loss	(5,689)	(6,145)

Total shareholders’ equity	180,382	170,326

Total liabilities and shareholders’ equity	$1,774,983	$1,771,666

	Three Months Ended
	March 31,
	2024 (unaudited)	2023
Interest Income
Loans, including fees	$30,117	$25,352
Interest-bearing time deposits in other banks	253	49
Debt securities, taxable	1,012	706
Debt securities, tax-exempt	73	87
Other interest and dividend income	1,832	1,186

Total interest income	33,287	27,380

Interest Expense
Deposits	11,277	7,374

Total interest expense	11,277	7,374

Net Interest Income	22,010	20,006

Provision for Credit Losses	-	475

Net Interest Income After Provision for Credit Losses	22,010	19,531

Noninterest Income
Mortgage lending income	51	54
Loss on sales, prepayments, and calls of available-for-sale debt securities	-	(1)
Service charges on deposit accounts	249	235
Other	1,708	384

Total noninterest income	2,008	672

Noninterest Expense
Salaries and employee benefits	5,289	4,680
Furniture and equipment	230	249
Occupancy	661	719
Data and item processing	458	386
Accounting, marketing and legal fees	99	298
Regulatory assessments	386	394
Advertsing and public relations	145	148
Travel, lodging and entertainment	51	61
Other	1,816	714

Total noninterest expense	9,135	7,649

Income Before Taxes	14,883	12,554
Income tax expense	3,595	2,947
Net Income	$11,288	$9,607

Earnings per common share - basic	$1.22	$1.05
Earnings per common share - diluted	1.21	1.04
Weighted average common shares outstanding - basic	9,220,154	9,146,932
Weighted average common shares outstanding - diluted	9,317,813	9,264,247

Other Comprehensive Income
Unrealized gains on securities, net of tax expense of $0 and $554 for the three months ended March 31, 2024 and 2023, respectively	$456	$1,755
Reclassification adjustment for realized losses included in net income net of tax of $0 and $0 for the three months ended March 31, 2024 and 2023, respectively	-	1
Other comprehensive income	$456	$1,756
Comprehensive Income	$11,744	$11,363

	Net Interest Margin
	For the Three Months Ended March 31,
	2024 (unaudited)			2023
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$176,072	$2,085	4.75%	$134,650	$1,235	3.72%
Debt securities, taxable-equivalent	153,468	1,012	2.64	153,533	706	1.86
Debt securities, tax exempt	18,269	73	1.60	20,318	87	1.74
Loans held for sale	238	-	-	43	-	-
Total loans(1)	1,369,692	30,117	8.82	1,271,081	25,352	8.09
Total interest-earning assets	1,717,739	33,287	7.77	1,579,625	27,380	7.03
Noninterest-earning assets	39,769			23,542
Total assets	$1,757,508			$1,603,167

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$845,129	8,196	3.89%	$803,618	5,753	2.90%
Time deposits	264,973	3,081	4.66	213,760	1,621	3.08
Total interest-bearing deposits	1,110,102	11,277	4.07	1,017,378	7,374	2.94
Total interest-bearing liabilities	$1,110,102	11,277	4.07	$1,017,378	7,374	2.94

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$460,028			$425,640
Other noninterest-bearing liabilities	10,970			11,131
Total noninterest-bearing liabilities	470,998			436,771
Shareholders' equity	176,408			149,018
Total liabilities and shareholders' equity	$1,757,508			$1,603,167

Net interest income		$22,010			$20,006
Net interest spread			3.70%			4.10%
Net interest margin			5.14%			5.14%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its first quarter results, which will be broadcast live over the Internet, on Friday, April 12, 2024 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/w8qEpOZ7G6v. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/w8qEpOZ7G6v shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600